Exhibit 4.1

TaylorCapitalGroup

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
Information Agent:
Georgeson
Telephone 866 828 4304

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 JNT

Primary Subscription Rights 12345678901234

TAYLOR CAPITAL GROUP, INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 PM, EASTERN TIME, ON DECEMBER 14, 2011, UNLESS THE SUBSCRIPTION PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Taylor Capital Group, Inc. has distributed to each holder of its Eligible Securities owned as of record (each an "Eligible Holder") at 5:00 pm Eastern Time on November 21, 2011 (the "Record Date"), at no charge, one non-transferable right (each, a "Subscription Right"), for each share of Common Stock or Common Stock Equivalent held, on an as-converted basis, as of the Record Date, to purchase 0.1671 shares of common stock of Taylor Capital Group, Inc. at $7.91 per full share (the "Basic Subscription Privilege"). Each Subscription Right entitles an Eligible Holder who fully exercises its Basic Subscription Privilege to subscribe, prior to the Expiration Date, for additional shares of common stock of Taylor Capital Group, Inc. at a subscription price of $7.91 per full share to the extent that any shares are not purchased by other Eligible Holders under their Basic Subscription Privileges as of the Expiration Date (the "Oversubscription Privilege"). The terms and conditions of the Subscription Rights offering are set forth in Taylor Capital Group, Inc.'s Prospectus Supplement dated November 23, 2011, to the Prospectus, dated January 26, 2011 (as it may be amended or supplemented, the "Prospectus"), which is incorporated into this Subscription Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Subscription Rights, and is entitled to exercise the Subscription Rights, shown on this Subscription Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. Taylor Capital Group, Inc. cannot assure you that the shares of common stock of Taylor Capital Group, Inc. issued in respect of exercised Subscription Rights will ever be listed on the Nasdaq Global Select Market or any other securities exchange or quotation system.

SUBSCRIPTION PRICE

The exercise price for the Basic Subscription Privilege and the Oversubscription Privilege is $7.91 per full share. Subscription Rights cannot be exercised for fractional shares of common stock of Taylor Capital Group, Inc.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 PM EASTERN TIME, ON DECEMBER 14, 2011.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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Full payment of the subscription price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) check drawn upon a U.S. bank payable to the Subscription Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the Subscription Agent, in each case in accordance with the “Instructions As To Use of Taylor Capital Group, Inc. Subscription Rights Certificate” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold Eligible Securities as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Subscription Agent.Payments of the subscription price for the common stock will be held in an escrow account until all Funds submitted in the Rights Offering have cleared, unless Taylor Capital Group, Inc. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLYSECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: *I apply for ALL of my entitlement of new shares x 0.1671 = x $7.91 = $ _________________ pursuant to the Basic Subscription Privilege (no. of subscription rights) (no. of new shares) (per share) EXAMPLE: If you own 1,000 shares of common stock, your Basic Subscription Privilege permits the purchase of 167 shares.[1,000 purchase rights x 0.1671 = 167.1 with fractional shares rounded down to the nearest whole number].In addition, I apply for additional shares pursuant to the x $7.91 = $ _________________ Oversubscription Privilege** (no. of additional shares) (per share)IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: *I apply for x $7.91 = $ _________________ (no. of new shares) (per share) Amount of check or money order enclosed $ _________________IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:Please disregard this mailing.SECTION 2: SUBSCRIPTION AUTHORIZATION:I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Privilege and the Oversubscription Privilege in the Subscription Rights offering.Signature of Subscriber(s)(and address if different than that listed on this Subscription Rights Certificate)Telephone number (including area code)* Holders of Series D Preferred and Series G Preferred have the contractual right to receive shares of a nonvoting Common Stock Equivalent rather than common stock upon the exercise of Subscription Rights, and therefore will receive shares of Series G Preferred in lieu of any shares of common stock for which they subscribe. Holders of Series E Preferred have the contractual right, at their election, to receive shares of a nonvoting Common Stock Equivalent rather than common stock upon the exercise of Subscription Rights. If you are a holder of Series D Preferred, Series E Preferred or Series G Preferred and would like further information regarding the nonvoting Common Stock Equivalents you will, or may elect to, receive in lieu of shares of common stock, please contact the information agent, Georgeson, Inc., at (866) 828-4304.** You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Basic Subscription Privilege.Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Rights Certificate and Subscription Rights Offering may be directed to the Information Agent, Georgeson Inc., toll free at 866-828-4304 or 212-440-9800.